UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2023

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCTQ	N/A
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCWQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on January 11, 2023, American Virtual Cloud Technologies, Inc. (the “Company”) and two of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Court”, and such cases, the “Cases”). On February 14, 2023, the Company and certain of its subsidiaries (collectively, the “Sellers”) entered into a “stalking horse” Asset Purchase Agreement (the “Purchase Agreement”) with Skyvera, LLC (the “Purchaser”).

Pursuant to the Purchase Agreement, the Purchaser agreed to purchase substantially all of the assets of the Sellers (such assets, the “Purchased Assets,” and such transaction, the “Asset Sale”). The Purchased Assets include, among other things, all rights of the Sellers under the Assumed Contracts and Assumed Leases (as such terms are defined in the Purchase Agreement), tangible personal property, intellectual property rights, books and records and goodwill, but excludes all Excluded Assets (as such term is defined in the Purchase Agreement), including all cash. Under the Purchase Agreement, Purchaser would acquire the Purchased Assets for a purchase price (the “Purchase Price”) consisting of (i) cash in the amount of $3,250,000, subject to reduction by the amount, if any, by which the deferred revenues of the Sellers as of the date of the closing of the Purchase Agreement exceeds the deferred revenues of the Sellers as of the date of the Purchase Agreement, and (ii) the Purchaser’s assumption of certain liabilities of the Sellers.

The Purchase Agreement was filed with the Court on February 15, 2023 and is subject to the Debtors’ solicitation of higher and better offers pursuant to bidding procedures and an auction process that will be conducted under the supervision of the Court in accordance with Section 363 of the Bankruptcy Code. The Purchaser entered into the Purchase Agreement as the “stalking horse” bidder for the Purchased Assets. As the stalking horse bidder, the Purchaser’s offer to purchase the Purchased Assets, as set forth in the Purchase Agreement, would be the standard by which any other bids to purchase the Purchased Assets would be evaluated. Other interested bidders who submit qualifying offers would be permitted to participate in the auction of the Purchased Assets.

The potential auction for the Purchased Assets and the final sale hearing is expected to be held in March 2023. The completion of the transaction is subject to a number of conditions, which, among others, include the entry of a sale order by the Court, the performance by each party of its obligations under the Purchase Agreement and the material accuracy of each party’s representations.

 The foregoing summary description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Cautionary Information Regarding Trading in the Company’s Securities

The Company continues to face certain risks and uncertainties that have been affecting its business and operations, and these risks and uncertainties may affect the Company’s ability to consummate the transactions contemplated by the Purchase Agreement or any alternative sale transaction and could impact the outcome of the Cases. Holders of the Company’s equity securities will likely be entitled to little or no recovery on their investment following the Cases, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities given the pendency of the Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
2.1*	Asset Purchase Agreement, dated as of February 14, 2023, by and among the Company, certain of the Company’s subsidiaries, and Skyvera, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
Name:	Kevin Keough
Title:	Chief Executive Officer

Date: February 15, 2023

3